    As filed with the Securities and Exchange Commission on October 27, 2003

                                                     Registration No. 333-109488
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         PRE-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             MATRIA HEALTHCARE, INC.
           (AND CERTAIN SUBSIDIARIES IDENTIFIED IN FOOTNOTE (*) BELOW)

               (Exact name of issuer as specified in its charter)


          DELAWARE                      8082                    58-2205984
(State or other jurisdiction      (Primary Standard         (I.R.S. Employer
    of incorporation or       Industrial Classification   Identification Number)
      organization)                 Code Number)


                               1850 PARKWAY PLACE
                             MARIETTA, GEORGIA 30067
                                 (770) 767-4500
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

                                   ----------

                                ROBERTA L. MCCAW
                             MATRIA HEALTHCARE, INC.
                         1850 PARKWAY PLACE, 12TH FLOOR
                             MARIETTA, GEORGIA 30067
                                 (770) 767-4500

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                          JAMES L. SMITH, III, ESQUIRE
                              TROUTMAN SANDERS LLP
                        600 PEACHTREE STREET, SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                                  (404)885-3000

                                   ----------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.    [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend
or interest reinvestment plans, check the following box.   [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.   [ ]


                              --------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.


(*) The following direct and indirect domestic subsidiaries of Matria are co-registrants for the purpose of providing guarantees, if any, of payments of Debt Securities registered hereunder and are, unless otherwise indicated, organized under the laws of the State of Georgia and have the I.R.S. Employer Identification Number indicated: Diabetes Acquisition, Inc. (58-2435656); Gainor Medical Acquisition Company (58-2366341); Matria Healthcare of Illinois, Inc. (58-2068880); Facet Technologies, LLC (58-2180675); Diabetes Self Care, Inc., a Virginia corporation (54-1432116); Quality Oncology, Inc., a Delaware corporation (54-1776557); Diabetes Management Solutions, Inc., a Delaware corporation (54-1831718); Matria of New York, Inc., a New York corporation (58-1873062); Matria Laboratories, Inc. a Delaware corporation (37-1417957); MarketRing.com, Inc. (58-2392832).


================================================================================

PROSPECTUS

                             MATRIA HEALTHCARE, INC.
                                  COMMON STOCK
                                 PREFERRED STOCK
                                DEPOSITARY SHARES
                                 DEBT SECURITIES
                                    WARRANTS
                                      UNITS

         We may offer from time to time the following types of securities:

         o        shares of our common stock;

         o shares of our preferred stock, which may be issued in the form of depositary receipts representing a fraction of a share of preferred stock;

         o our debt securities in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes or other evidences of indebtedness;

         o warrants to purchase any of the securities that may be sold under this prospectus; or

         o        any combination of these units individually or as units.

         The securities will have an aggregate initial offering price of up to $150,000,000 or an equivalent amount in U.S. dollars if any securities are denominated in a currency other than U.S. dollars. The securities may be offered separately or together in any combination and as a separate series. This prospectus also covers guarantees, if any, of our payment obligations under any debt securities, which may be given by certain of our subsidiaries, on terms to be determined at the time of the offering.

         We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest.

         Our common stock is traded on the Nasdaq National Market under the symbol "MATR."

         OUR BUSINESS INVOLVES SIGNIFICANT RISKS AND UNCERTAINTIES. THESE RISKS ARE DESCRIBED UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 4.

                              ---------------------

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
            SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE
              SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF
                       THIS PROSPECTUS. ANY REPRESENTATION
                              TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

                              ---------------------

         We may sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents, dealers or underwriters. If any agents, dealers or underwriters are involved in the sale of any securities, the relevant prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the relevant prospectus supplement.

         This prospectus may not be used to consummate sales of securities unless accompanied by the applicable prospectus supplement.


                 The date of this prospectus is October 28, 2003.

                                TABLE OF CONTENTS


About This Prospectus...............................................2
Forward-Looking Statements..........................................2
Risk Factors........................................................4
Our Company........................................................11
Use of Proceeds....................................................11
Ratio of Earnings to Fixed Charges.................................11
Dividend Policy....................................................11
General Description of Securities That We May Sell.................12
Description of Common Stock........................................12
Description of Preferred Stock.....................................13
Description of Depositary Shares...................................16
Description of Debt Securities.....................................19
Description of Warrants............................................28
Description of Units...............................................30
Plan of Distribution...............................................30
Legal Matters......................................................32
Experts............................................................32
Where You Can Find More Information................................32
Documents Incorporated by Reference................................33


         We have not authorized any person to give any information or to make any representation in connection with this offering other than those contained or incorporated by reference in this prospectus, and, if given or made, the information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell nor a solicitation of an offer to buy by anyone in any jurisdiction in which the offer or solicitation is not authorized or in which the person is not qualified to do so or to any person to whom it is unlawful to make the offer or solicitation. Neither the delivery of this prospectus nor any sale under this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, that the information contained in this prospectus is correct as of any time subsequent to its date, or that any information incorporated by reference in this prospectus is correct as of any time subsequent to its date.

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

         This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. Before you invest, you should carefully read both this prospectus and the prospectus supplement including the additional information incorporated by reference and described below under the heading "Where You Can Find More Information."

         You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information we incorporate by reference. Neither we nor any underwriters or agents have authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not offering the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or in any supplement to this prospectus, including any document incorporated by reference, is accurate at any date other than the date indicated on the cover page of the documents.

         Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to "Matria," "we," "us," "our" or similar references mean Matria Healthcare, Inc. and its subsidiaries.

                           FORWARD-LOOKING STATEMENTS

         This prospectus, the prospectus supplement and the documents incorporated by reference herein, contain various forward-looking statements. Such forward-looking statements include statements relating to the business, results of operations, and financial condition of Matria. Words such as "will," "would," "may, " "could, " "anticipate," "expects," "intends," "plans," "believes, " "seeks, " "estimates" and similar expressions often identify forward-looking statements.

         These forward-looking statements involve risks and uncertainties, and are not guarantees of our future performance. Many factors, some of which are described in the "Risk Factors" section of this document or in the documents incorporated by reference into this document, could cause actual results to differ materially from those contemplated by the forward-looking statements. These factors include the following:

         o changes in reimbursement rates, policies or payment practices by third-party payors, whether initiated by the payor or legislatively mandated;

         o the loss of major payors or customers or failure to receive recurring orders from customers of the mail-order supply business;

         o termination of our exclusive supply agreement with Nipro Corporation or failure to continue the agreement on the terms currently in effect;

         o        impairment of our rights in intellectual property;

         o        increased or more effective competition;

         o new technologies that render obsolete or non-competitive products and services offered by us;

         o changes in or new interpretations of laws or regulations applicable to us, our customers or referral sources or failure to comply with existing laws and regulations;

         o        increased exposure to professional negligence liability;

         o difficulties in successfully integrating recently acquired businesses into our operations and uncertainties related to the future performance of such businesses;

         o losses due to foreign currency exchange rate fluctuations or deterioration of economic conditions in foreign markets;

         o changes in company-wide or business unit strategies and changes in patient drug therapy mix;

         o the effectiveness of our advertising, marketing and promotional programs;

         o market acceptance of our disease management products and our ability to sign and implement new disease management contracts;

         o        our inability to successfully manage our growth;

         o acquisitions that strain our financial and operational resources;

         o our inability to forecast accurately or effect cost savings and clinical outcomes, improvements or penalties for non-performance under our disease management contracts or to reach agreement with our disease management customers with respect to the same;

         o our inability of our disease management customers to provide timely and accurate data that is essential to the operation and measurement of our performance under our disease management contracts;

         o        increases in interest rates;

         o financial penalties for failure to achieve expected cost savings or clinical outcomes in our disease management business;

         o changes in the number of covered lives enrolled in the health plans with which we have agreements for payment;

         o the availability of adequate financing and cash flows to fund our capital and other anticipated expenditures;

         o higher than anticipated costs of doing business that cannot be passed on to customers;

         o        pricing pressures in our Facet division;

         o interruption in the supply or increase in the price of drugs used in our Women's Health business;

         o information technology failures or obsolescence or the inability to effectively integrate new technologies;

         o        inventory obsolescence;

         o the outcome of legal proceedings or investigations involving us, and the adequacy of insurance coverage in the event of an adverse judgment; and

         o the risk factors discussed from time to time in our SEC reports, including but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2002.


         Many of such factors are beyond our ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. We disclaim any obligation to update or review any forward-looking statements contained in this prospectus, any prospectus supplement or any document incorporated by reference or in any statement referencing the risk factors and other cautionary statements set forth in this prospectus, or any prospectus supplement whether as a result of new information, future events or otherwise, except as may be required by our disclosure obligations in filings we make with the SEC under federal securities laws.

                                  RISK FACTORS

         Investing in our securities involves risks. You should carefully consider the risks described below and other information contained or incorporated by reference in this prospectus before making an investment decision. The risks and uncertainties described below and in our other filings incorporated by reference are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently consider immaterial may also adversely affect us. If any of the following risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

         In addition, the prospectus supplement applicable to each type or series of securities we offer will contain a discussion of risks applicable to the particular type of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the risk factors in this prospectus in addition to the specific risk factors discussed under the caption "Risk Factors" in the applicable prospectus supplement, together with all other information contained in the prospectus supplement or appearing in, or incorporated by reference in, this prospectus.

THE DISEASE MANAGEMENT BUSINESS IS A RELATIVELY NEW COMPONENT OF THE OVERALL HEALTHCARE INDUSTRY.

         Disease management services are relatively new components of our business and of the overall healthcare industry. Accordingly, payors have not had significant experience in purchasing, evaluating or monitoring such services, which generally results in a lengthy sales cycle. The success of our business plan relative to its disease management operations depends on a number of factors. These factors include:

         o our ability to differentiate our products and service offerings from those of our competitors;

         o the extent and timing of the acceptance of our services as a replacement for, or supplement to, traditional managed care offerings;

         o our ability to implement new and additional services beneficial to health plans and employers; and

         o our ability to effect cost savings for health plans and employers through the use of our programs.

         Since the disease management business is continually evolving, we may not be able to anticipate and adapt to a developing market. Moreover, we cannot accurately predict the future growth rate or the ultimate size of the disease management market.

WE ARE HIGHLY DEPENDENT ON PAYMENTS FROM THIRD-PARTY HEALTHCARE PAYORS, WHICH MAY IMPLEMENT COST REDUCTION MEASURES THAT ADVERSELY AFFECT OUR BUSINESS AND OPERATIONS.

         For the six month period ended June 30, 2003, our revenues from continuing operations were derived from the following types of customers: approximately 46% from third-party private payors (including employers), 23% from original equipment manufacturers and distributors, 15% from domestic government payors and 16% from foreign healthcare systems. Third-party private and governmental payors exercise significant control over patient access and increasingly use their enhanced bargaining power to secure discounted rates and other concessions from providers. This trend, as well as other changes in reimbursement rates, policies or payment practices by third-party and governmental payors (whether initiated by the payor or legislatively mandated), could have an adverse impact on our Women's Health and disease management businesses.

GOVERNMENT REGULATIONS MAY ADVERSELY AFFECT OUR BUSINESS.

         We are subject to extensive and frequently changing Federal, state, local and foreign regulation. Changes in laws or regulations or new interpretations of existing laws or regulations can have a dramatic effect on operating methods, costs and reimbursement amounts provided by government and third-party payors. There can be no assurance that we are in compliance with all applicable existing laws and regulations or that we will be able to comply with new laws or regulations. Changes in applicable laws or any failure to comply with existing or future laws, regulations or standards could have a material adverse effect on our results of operations, financial condition, business and prospects.

         Many states require providers of home health services such as our Women's Health segment, to be licensed as home health agencies and to have medical waste disposal permits. In addition, the operations of our diabetes and respiratory disease management business require us to be licensed as a pharmacy or durable medical equipment provider in several states. Our Matria Laboratories subsidiary is a licensed clinical laboratory in Kansas. Also, many states require Quality Oncology, our cancer disease management subsidiary, to be licensed as a utilization review provider. Moreover, certain of our employees are subject to state laws and regulations regarding the ethics and professional practice of pharmacy and nursing. We may also be required to obtain certification to participate in governmental payment programs, such as Medicare and Medicaid. Some states have established Certificate of Need ("CON") programs regulating the expansion of healthcare operations. The failure to obtain, renew or maintain any of the required licenses, certifications or CONs could adversely affect our business.

         Many of the products utilized by us for the provision of our services are classified as medical devices under the Federal Food, Drug and Cosmetic Act (the "FDC Act") and are subject to regulation by the Food and Drug Administration, (the "FDA"). In addition some of our services involve the use of drugs that are regulated by the FDA under the FDC Act. Although medical devices and drugs used by us are labeled for specific indications and cannot be promoted for any other indications, the FDA allows physicians to prescribe drugs and medical devices for such "off-label" indications under the "practice of medicine" doctrine. Negative publicity concerning the off-label use of drugs and devices may adversely affect our Women's Health segment's business.

         The Health Insurance Portability and Accountability Act of 1996 ("HIPAA") governs electronic healthcare transactions and the privacy and security of medical records and other individually identifiable patient data. Healthcare providers and other affected entities had until April 2003 to comply with these privacy regulations. We requested and obtained an extension of time to comply with the electronic transactions regulations until October 2003. Further regulations establishing healthcare information security requirements have been issued with compliance required by April 2005. Any failure to comply with HIPAA could result in criminal penalties and civil sanctions.

         Our businesses that sell products and services that are reimbursed by government payors, such as Medicare and state Medicaid, are subject to particularly pervasive regulation by those agencies. These regulations impose stringent requirements for provider participation in those programs and for reimbursement of products and services. Additionally, many applicable laws and regulations are aimed at curtailing fraudulent and abusive practices in relation to those programs. These rules include the illegal remuneration provisions of the Social Security Act (sometimes referred to as the "Anti-Kickback" statute), which impose criminal and civil sanctions on persons who knowingly and willfully solicit, offer, receive or pay any remuneration, whether directly or indirectly, in return for, or to induce, the referral of a patient covered by a Federal healthcare program to a particular provider of healthcare products or services. Related Federal laws make it unlawful, in certain circumstances, for a physician to refer patients covered by Federal healthcare programs to a healthcare entity with which the physician and/or the physician's family has a financial relationship. Additionally, a large number of states have laws similar to the Federal laws aimed at curtailing fraud and abuse and physician "self-referrals."

         In addition to the laws described above, the Federal False Claims Act imposes civil liability on individuals or entities that submit false or fraudulent claims for payment to the government. HIPAA created two new Federal crimes: "Healthcare Fraud" and "False Statements Relating to Healthcare Matters." The Healthcare Fraud Statute prohibits knowingly and willfully executing a scheme or artifice to defraud any healthcare benefit program. The False Statements Relating to Healthcare Matters statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact by any trick, scheme or device or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services.

         Violation of these and other applicable rules can result in substantial fines and penalties, required repayment of monies previously recognized as income, as well as exclusion from future participation in government-sponsored healthcare programs.

         There can be no assurance that we will not become the subject of a regulatory or other investigation or proceeding or that its interpretations of applicable laws and regulations will not be challenged. The defense of any such challenge could result in substantial cost to us and diversion of management's time and attention. Thus, any such challenge could have a material adverse effect on our business, regardless of whether it ultimately is sustained.

         The Federal False Claims Act allows actions to be brought on the government's behalf by individuals under the Federal False Claims Act's "qui-tam" provision. A qui-tam claim has been filed against us by an unknown party alleging possible improper claims for Medicare payments in the pharmacy, laboratory and supplies division of our Health Enhancement segment. As is required by law, the Federal government is conducting an investigation into the complaint to determine if it will intervene in this suit. We intend to cooperate fully with the investigation. The matter is still in its preliminary stages, and we are unable to predict the ultimate disposition of the action or the investigation. An unfavorable outcome in the action could subject us to repayment obligations or loss of reimbursement, substantial fines or penalties and other sanctions, which could have a material adverse effect on our financial position and results of operations.

FACET'S REVENUES ARE SUBSTANTIALLY DEPENDENT ON A FEW CUSTOMERS.

         Sales of our Facet Technologies subsidiary are substantially dependent on sales to four customers. For the six month period ended June 30, 2003, these four customers represented approximately 86% of Facet's revenues, which in turn represented approximately 21% of our total revenues. We have multiple contracts covering various products with these customers that have expirations ranging from six months to two years. There is no guarantee that these contracts will be renewed on favorable terms, if at all, or that these customers will continue to purchase services at prior levels. If we do not generate as much revenue from our major customers as we expect or if we lose certain of them as customers, our total revenue will be significantly reduced.

THE PROFITABILITY OF OUR PHARMACY, LABORATORY AND SUPPLIES DIVISION DEPENDS ON RECURRING CUSTOMER ORDERS.

         Due to the marketing and regulatory compliance costs associated with initial customer qualification, the pharmacy, laboratory and supplies division of our Health Enhancement segment generally incurs losses with respect to the first order of drugs and supplies from a new customer. Accordingly, the profitability of this component depends in large part on recurring and sustained reorders. Reorder rates are inherently uncertain due to several factors, many of which are outside our control, including changing customer preferences, competitive price pressures, customer transition to extended care facilities, customer mortality and general economic conditions. Our inability to obtain recurring and sustained reorders could have a material adverse effect on our pharmacy, laboratory and supplies division.

FACET AND OUR WOMEN'S HEALTH SEGMENT ARE BOTH HIGHLY DEPENDENT ON SUPPLIES FROM LIMITED SOURCES.

         Facet's business is highly dependent on its exclusive supply relationship with Nipro Corporation, from which it purchases virtually all of the components for its products on terms we view as favorable. Under the agreement, some terms, such as pricing, are negotiated annually while others, such as the exclusivity arrangement, are renewable after longer periods. The exclusivity provisions of our agreement with Nipro will expire in November 2003. Although Nipro has been a supplier to Facet's business for more than 15 years, there can be no assurance that we will be able to negotiate a renewal of the exclusivity arrangement on favorable terms, if at all. In addition, there are an extremely limited number of suppliers of terbutaline sulfate, a prescription drug used in large supply by our Women's Health segment, and price increases in this drug during the second and third quarter of 2002 adversely affected the segment's cost of revenues. In September 2002, we entered into an arrangement for the supply of this drug which has reduced its cost to us. Termination of any of these supply arrangements or failure to continue any of them on favorable terms could have a material adverse effect on the business of Facet or the Women's Health segment, as applicable, as would any interruption in the supply or significant increase in the price of these products, whatever the cause.

OUR DATA MANAGEMENT AND INFORMATION TECHNOLOGY SYSTEMS ARE CRITICAL TO MAINTAINING AND GROWING OUR BUSINESS.

         Our disease management services are dependent on the effective use of information technology. We use our proprietary TRAX(TM) system and Quality Oncology's Integrated Care Management System in the provision of our disease management services. In the fourth quarter of 2002, we installed a state-of-the-art computer system to support the growth of the pharmacy, laboratory and supplies division of the Health Enhancement segment. Although we believe that our systems provide us with a competitive advantage, we are exposed to technology failure or obsolescence. In addition, data acquisition, data quality control and data analysis, which are a cornerstone of our disease management programs, are intense and complex processes subject to error. Untimely, incomplete or inaccurate data or flawed analysis of such data could have a material adverse effect on our business and results of operations.

THE DEVELOPMENT OF IMPROVED TECHNOLOGIES FOR GLUCOSE MONITORING THAT ELIMINATE THE NEED FOR CONSUMABLE TESTING SUPPLIES COULD ADVERSELY AFFECT OUR BUSINESS.

         Most of the revenues from our pharmacy, laboratory and supplies business and substantially all of Facet's revenues are from the sale of consumable testing supplies used to draw and test small quantities of blood for the purpose of measuring and monitoring blood glucose levels. Numerous research and development efforts are underway to develop more convenient and less intrusive glucose measurement techniques. The commercialization and widespread acceptance of new technologies that eliminate or reduce the need for consumable testing supplies could negatively affect our pharmacy, laboratory and supplies business.

IMPAIRMENT OF OUR INTELLECTUAL PROPERTY RIGHTS COULD NEGATIVELY AFFECT OUR BUSINESS OR ALLOW COMPETITORS TO MINIMIZE ANY ADVANTAGE THAT OUR PROPRIETARY TECHNOLOGY MAY GIVE US.

         We own a number of trademarks and service marks which, in the aggregate, are important to the marketing and promotion of our products and services. Patents owned by Facet or its suppliers are material to the continued marketing of those products. Also, we consider our disease management programs to be proprietary and material to the portion of our business to which they relate. In addition, our future success depends in part upon our proprietary technology and product development, and our ability to obtain patent and other intellectual property rights with respect to such technology and development.

         We hold patents or have an exclusive, perpetual right to use the only uterine activity monitors that have received pre-market approval from the Food and Drug Administration for home use on patients with a history of previous preterm birth. Our rights to the monitors had been a material competitive advantage in marketing our uterine activity monitoring services. In 2001, the FDA reclassified the monitors from Class III into Class II devices, which will make substantially equivalent devices available to our competitors, without their having to receive pre-market approval. As part of the reclassification, the FDA has imposed special controls on the use of such devices. This development could have a material adverse affect on our home uterine activity monitoring business.

         Patent positions are uncertain and involve complex legal, scientific and factual questions. Our patent positions might not protect us against competitors with similar products or technologies because competing products or technologies may not infringe our patents. For certain of our products in development, there may be third parties who have patents or pending patents that they may claim prevent us from commercializing these products in certain territories. If our patent or other intellectual property rights or positions are infringed, challenged, invalidated, prevented or otherwise impaired, or we fail to prevail in any future intellectual property litigation, our business could be adversely affected.

MANY OF OUR DISEASE MANAGEMENT FEES ARE CONTINGENT UPON PERFORMANCE.

         Many of our or our suppliers existing disease management agreements contain a savings guarantee, which typically provides that we will repay all or some of our fees if the payor's cost savings as a result of our disease management programs do not meet expectations or if other quality performance measures are not met. Some contracts also provide that we will receive bonus compensation by meeting certain performance criteria. There is no guarantee that we will accurately forecast cost savings and clinical outcome improvements under our disease management agreements or meet the performance criteria necessary to receive the designated bonus compensation or to avoid repayment of fees under the agreements.

OUR FOREIGN OPERATIONS ARE SUBJECT TO ADDITIONAL RISKS.

        Although the majority of our operations are in the United States, the Health Enhancement segment derives substantial revenue from outside of the United States. The risks of doing business in foreign countries include potential adverse changes in the stability of foreign governments and their diplomatic relations, hostility from local populations, adverse effects of currency fluctuations and exchange controls, deterioration of foreign economic conditions and changes in tax laws. Due to the foregoing risks, any of which, if realized, could have a material adverse effect on us, we believe that our business activities outside of the United States involve a higher degree of risk than our domestic activities.

        Our diabetes supply business in Germany distributes its products to customers primarily from physician offices, and substantially all of its revenues are received from the German national healthcare system. Doctors participating in this method of distribution, both for our company and other providers, have been subject to lawsuits brought by pharmacies alleging that this practice constitutes a violation by such doctors of German law. There is a split of authority among German courts on this issue. Although we have not been a party to any of these lawsuits or claims, such lawsuits could indirectly affect our operations, and an unfavorable resolution of this issue could require us to seek alternative channels of distribution and could have a material adverse effect on our German operations.

WE ARE EXPOSED TO INTEREST RATE RISK AS A RESULT OF OUR INTEREST RATE SWAP ARRANGEMENT.

         In March 2003, we entered into an interest rate swap agreement with a bank involving a notional amount of $50 million of our senior notes, which carry an 11% fixed rate of interest. This transaction, which terminates in May 2008 if early termination rights beginning in May 2005 are not exercised, is considered to be a hedge against changes in the fair value of our fixed-rate debt obligation. Under the arrangement, the bank will pay us an 11% fixed rate of interest semi-annually in respect of the notional amount, and we will pay the bank semi-annually a variable rate of interest in respect of the notional amount based on the six-month LIBOR rate plus 7.535%. As a result of this swap arrangement, we are exposed to interest rate risk. A significant increase in the LIBOR rate could have a material adverse effect on our financial position and results of operations.

WE MAY FACE COSTLY LITIGATION THAT COULD FORCE US TO PAY DAMAGES AND HARM OUR REPUTATION.

         Like other participants in the healthcare market, we are subject to lawsuits alleging negligence, product liability or other similar legal theories, many of which involve large claims and significant defense costs. Any of these claims, whether with or without merit, could result in costly litigation, and divert the time, attention, and resources of our management. Although we currently maintain liability insurance intended to cover such claims, there can be no assurance that the coverage limits of such insurance policies will be adequate or that all such claims will be covered by the insurance. In addition, these insurance policies must be renewed annually. Although we have been able to obtain liability insurance, such insurance may not be available in the future on acceptable terms, if at all. A successful claim in excess of the insurance coverage could have a material adverse effect on our results of operations or financial condition.

         We are currently the subject of a class action lawsuit alleging that we violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder. Claims against us, including this class action lawsuit and the qui-tam claim described above under "Government regulations may adversely affect our business," regardless of their merit or eventual outcome, could have a material adverse effect on our business and reputation.

FUTURE ACQUISITIONS MAY CAUSE INTEGRATION PROBLEMS, DISRUPT OUR BUSINESS AND STRAIN OUR RESOURCES.

         In the past we have made several significant business acquisitions, and may continue with such acquisitions in the future. Our success will depend, to a certain extent, on the future performance of these acquired businesses and our ability to smoothly integrate any acquired business entities. These acquisitions, either individually or as a whole, could divert management attention from other business concerns and expose us to unforeseen liabilities or risks associated with entering new markets and integrating those new entities. Further, the integration of these entities may cause us to lose key employees. Integrating newly acquired organizations and technologies could be expensive and time consuming and may strain our resources. Consequently, we may not be successful in integrating these acquired businesses or technologies and may not achieve anticipated revenue and cost benefits.

IF WE DO NOT MANAGE OUR GROWTH SUCCESSFULLY, OUR GROWTH AND PROFITABILITY MAY SLOW OR STOP.

         If we do not manage our growth successfully, our growth and profitability may slow or stop. We have expanded our operations rapidly and plan to continue to expand. This expansion has created significant demands on our administrative, operational and financial personnel and other resources. Additional expansion in existing or new markets could strain our resources and increase our need for capital. Our personnel, systems, procedures, controls and existing space may not be adequate to support further expansion.

OUR INVENTORY MANAGEMENT IS COMPLEX, AND EXCESS INVENTORY MAY HARM OUR RESULTS OF OPERATIONS.

         Our management makes estimates regarding our inventory based on assumptions about future demand. Furthermore, a substantial portion of our products supplied by Facet are tailored to the specifications of particular customers. If our assumptions about future demand change or actual market conditions are less favorable than those projected by management, we may become subject to inventory obsolescence and may have to sell excess inventory at reduced prices, or, in the case of products tailored to specific customers, excess inventory may not be marketable at all. Any excess inventory held by us may therefore adversely affect our results of operations.

OUR PROFIT MARGIN MAY BE ADVERSELY AFFECTED BY THE PRODUCT-MIX OF OUR WOMEN'S HEALTH SEGMENT.

         Although our Women's Health segment is a leading provider in its market, its costs of revenues as a percentage of revenues has increased over the past several years. This increase, which has reduced our profit margins, is largely a function of a trend in physician prescription patterns towards the use of higher cost, lower margin products. If the current trend toward an increase in volume of lower margin products relative to higher margin products continues in the Women's Health segment, our Women's Health segment's profit margins will continue to decline.

FACET OPERATES IN AN INDUSTRY THAT IS BECOMING INCREASINGLY DOMINATED BY PRICE COMPETITION.

         In all of our product and service lines, we face strong competition from companies, both large and small, located in the United States and abroad, on factors including quality of care and service, reputation within the medical community, scope of products and services, and geographical scope and price. Facet operates in an industry where price competition is becoming increasingly dominant over other factors, which has created downward pressure on pricing on this portion of our business. If this trend toward price dominated competition continues, the resulting downward pricing pressure may have a material adverse effect on Facet's business.

IF OUR COSTS OF PROVIDING PRODUCTS OR SERVICES INCREASE, WE MAY NOT BE ABLE TO PASS THESE COST INCREASES ON TO OUR CUSTOMERS.

         In many of our markets, due to competitive pressures or the fact that reimbursement rates are set by law, we have very little control over the price at which we sell our products and services. If our costs increase, we may not be able to increase our prices, which would adversely affect results of operations. Accordingly, any increase in the cost of such products and services could significantly reduce our overall profit margin.

OUR OPERATING RESULTS HAVE FLUCTUATED IN THE PAST AND COULD FLUCTUATE IN THE FUTURE.

         Our operating results have varied in the past and may fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. These factors include:

         o        impact of substantial divestitures and acquisitions;

         o        loss or addition of customers and referral sources;

         o        investments required to support growth and expansion;

         o        changes in the mix of our products and customers;

         o        changes in healthcare reimbursement policies and amounts;

         o        increases in operating expenses;

         o        increases in selling, general and administrative expenses;

         o        increased or more effective competition; and

         o        regulatory changes.

         In addition, revenues from our Women's Health segment are historically less during the fourth and first calendar quarters than during the second and third calendar quarters. The seasonal variability of demand for these services significantly affects, and we believe will continue to affect, our quarterly operating results.

OUR STOCK PRICE AND TRADING VOLUME MAY BE VOLATILE.

         Stock prices of healthcare companies and our stock price in particular may be volatile. The price of our stock may be influenced by a number of factors, including variations in our financial results, changes in earnings estimates by financial analysts and general economic, industry and market conditions. Many of these factors are beyond our control. In recent years, the price of our common stock has fluctuated significantly. Securities class-action litigation, like the lawsuit recently filed against us, has often been brought against companies following periods of volatility in the market price of their securities. This type of litigation is expensive and could divert management's attention. In addition, our stock is not heavily traded, and therefore the ability of shareholders to achieve relatively quick liquidity without a negative impact on the stock price may be limited.

OUR LONG-TERM DEBT AGREEMENTS AND OTHER FACTORS MAY LIMIT OUR ABILITY TO PAY THE EARN OUT PAYMENT REQUIRED IN CONNECTION WITH OUR ACQUISITION OF QUALITY ONCOLOGY.

         In connection with our acquisition of Quality Oncology, we are obligated to pay LifeMetrix, Inc. an earn out payment based upon the financial performance of Quality Oncology during 2003. We have the option of making this payment in cash or common stock, but, unless LifeMetrix agrees otherwise, we are required to pay at least the lesser of 20% of the earn out payment or $10 million in cash. As of June 30, 2003, we estimate that the total earn out payment will be between $15 million and $20 million, although the actual amount could be significantly more or less. LifeMetrix's right to receive cash as a part of the earn out payment is subordinate to the terms of the indenture governing our 11% senior notes due 2008. Although we currently would be able to make the required cash payments under the indenture, it is possible that circumstances could exist in 2004 that would prevent us, under provisions in the indenture limiting payments, from paying some or all of the cash portion of an earn out payment, in which case LifeMetrix would have the option of receiving shares of our common stock to make up for a deficiency in cash payments. Furthermore, there can be no assurance as to the availability of adequate financing and cash flows to fund payment of all or a substantial portion of the earn out in cash, and we may be forced to seek additional funding, which may not be available on commercially reasonable terms, if at all. If we are unable to pay all or a substantial portion of any earn out payment in cash, the issuance of our common stock in lieu of cash could result in significant dilution of the voting and economic rights of our common stockholders.

                                   OUR COMPANY

         We are a comprehensive, integrated disease management company offering products and services to patients, physicians, health plans and employers. Disease management encompasses a broad range of services aimed at controlling healthcare costs through proactive management of care for individuals with high-cost or chronic diseases and conditions. Our strategy is to focus on providing effective cost-saving solutions for five of the most costly chronic diseases and medical conditions in the nation: diabetes, obstetrical conditions, respiratory disorders, cancer and cardiovascular diseases. In addition, we have added programs for depression and chronic pain to our service offerings. Our disease management programs seek to lower healthcare costs and improve patient outcomes through a broad range of disease management, mail-order supply and clinical services. We contract with managed care organizations and self-insured employers for the provision of our services for which we are generally compensated on a fee-for-service basis. We are also the leading designer, developer, assembler and distributor of products for the diabetes market.

         Our principal executive offices are located at 1850 Parkway Place, Marietta, Georgia 30067, and our phone number is (770) 767-4500. Our corporate website address is http://www.matria.com. Information contained on our website is not part of this document.

                                 USE OF PROCEEDS

         Unless we indicate otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include, but not be limited to, funding operations and capital expenditures, repaying or refinancing of existing indebtedness, and financing acquisitions.

                       RATIO OF EARNINGS TO FIXED CHARGES


         The following table sets forth our consolidated ratio of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the periods indicated:



                                                Year Ended December 31,                   Six Months Ended
                                                -----------------------                       June 30,
                                                                                         ------------------
                                 2002         2001    2000     1999     1998             2003          2002
                                 ----         ----    ----     ----     ----             ----          ----
Ratio of earnings to fixed
charges (a)                       -(b)        2.1     3.1      3.6       -(b)             2.0           1.3

Ratio of earnings to combined
fixed charges and preferred
stock dividends                   -(b)        1.7     2.1      2.8       -(b)             2.0           1.3





         (a) Our ratio of earnings to fixed charges has been computed by dividing earnings before income taxes plus fixed charges by fixed charges. Fixed charges consist of interest expense on debt (including amortization of debt expense) and one-third of rent expense (the portion deemed representative of the interest portion).

         (b) Earnings were insufficient to cover fixed charges. The dollar amount of the deficiency, based on a one-to-one coverage ratio, was $20.1 million and $100.4 million for the years ended December 31, 2002 and 1998, respectively. There were no preferred stock dividends in 2002 or 1998.


                                 DIVIDEND POLICY

         We have not paid any dividends with respect to our common stock and do not intend to declare any dividends in the near future. We are a party to a Loan and Security Agreement and an Indenture, each of which contains covenants restricting the payment of dividends.

               GENERAL DESCRIPTION OF SECURITIES THAT WE MAY SELL

         We, directly or through agents, dealers or underwriters that we may designate, may offer and sell, from time to time, up to $150,000,000 aggregate initial offering price of:

         o        shares of our common stock;

         o shares of our preferred stock, which may be issued in the form of depositary receipts representing a fraction of a share of preferred stock;

         o our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes or other evidences of indebtedness, and which may be guaranteed by certain of our subsidiaries;

         o warrants to purchase any of the other securities that may be sold under this prospectus; and

         o        any combination of these securities, individually or as units.

         We may offer and sell these securities either individually or as units consisting of one or more of these securities, each on terms to be determined at the time of sale. We may issue debt securities and/or preferred stock that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be delivered with this prospectus, which will describe the terms of the offering and sale of the offered securities.

                           DESCRIPTION OF COMMON STOCK

         Our authorized capital stock consists of 25,000,000 shares of common stock, par value $.01 per share, and 50,000,000 shares of preferred stock, par value $.01 per share. We describe the preferred stock under the heading "Description of Preferred Stock."

         This section summarizes the general terms of our common stock that we may offer. The prospectus supplement relating to the common stock offered will state the number of shares offered, the initial offering price and the market price, dividend information and any other relevant information. The summaries in this section and the prospectus supplement do not describe every aspect of the common stock. When evaluating the common stock, you should also refer to all of the provisions of our Restated Certificate of Incorporation, our Amended Bylaws and the Delaware General Corporation Law ("DGCL"). Our Restated Certificate of Incorporation and Amended Bylaws are incorporated by reference in the registration statement.

TERMS OF THE COMMON STOCK

         At June 30, 2003, approximately 10,140,000 shares of our common stock were outstanding. We may, at our option, elect to offer common stock. The following description of our common stock is only a summary and is subject to the terms of provisions of our Restated Certificate of Incorporation and our Amended Bylaws. We encourage you to read our Restated Certificate of Incorporation and our Amended Bylaws, which have been filed with the SEC and are incorporated by reference into this prospectus.

         Our common stock has no preemptive rights and no redemption, sinking fund or conversion provisions. All shares of our common stock have one vote on any matter submitted to the vote of stockholders. Our common stock does not have cumulative voting rights. Upon our liquidation, the holders of our common stock are entitled to receive, on a pro rata basis, all assets then legally available for distribution after payment of debts and liabilities and preferences on preferred stock, if any. Holders of our common stock are entitled to receive dividends when and as declared by the board of directors out of funds legally available therefor (subject to the prior rights of preferred stock, if any). All outstanding shares of our common stock are fully paid and nonassessable.

RIGHTS AGREEMENT

         In connection with the 1996 merger of Tokos Medical Corporation and Healthdyne Maternity Management, we designated certain rights to our stockholders in connection with the adoption of a stockholder's rights agreement. The rights agreement contains provisions that are designed to protect stockholders in the event of unsolicited attempts to acquire Matria. Under the terms of the rights agreement, a common stock purchase right is attached to each outstanding share of our common stock.

         If a person or group ("acquirer") acquires beneficial ownership of 15% or more of our outstanding common stock or announces a tender offer or exchange offer that would result in the acquisition of a beneficial ownership of 20% or more of our outstanding common stock, the rights detach from the common stock and are distributed to stockholders as separate securities.

         Each right entitles its holders to purchase one one-hundredth of a share (a unit) of common stock, at a purchase price of $244 per unit. If we are acquired in a merger or other business combination acquisition, or 50% of our assets or earnings power are sold at any time after the rights become exerciseable, the rights entitle a holder to buy a number of common shares of the acquiring company having a market value of twice the exercise price of the right.

         If a person acquires 20% of our common stock or if a 15% or larger holder merges with Matria and the common stock is not changed or exchanged in such merger, or engages in self-dealing acquisitions with Matria, each right not owned by such holder becomes exerciseable for the number of our common shares having a market value of twice the exercise price of the right. The rights, which do not have voting power, expire on March 9, 2006 unless previously distributed and may be redeemed by us in whole at a price of $0.01 per right any time before and within ten (10) days after their distribution.

         The rights have certain "anti-takeover" effects. The rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors. Generally, the rights should not interfere with any merger or other business combination approved by our board of directors prior to the time that there is an acquirer since until such time the rights generally may be redeemed by our board of directors at $0.01 per right.

TRANSFER AGENT

         The transfer agent for our common stock is SunTrust Bank, Atlanta.

LISTING

         Our common stock is listed for trading on the Nasdaq National Market under the symbol "MATR."

                         DESCRIPTION OF PREFERRED STOCK

         This section summarizes the general terms of the preferred stock that we may offer. The prospectus supplement relating to a particular series of preferred stock will describe the specific terms of that series, which may be in addition to or different from the general terms summarized in this section. The summaries in this section and the prospectus supplement do not describe every aspect of the preferred stock. If any particular terms of a series of preferred stock described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will be deemed to supersede the terms described in this prospectus. When evaluating the preferred stock, you also should refer to all of the provisions of our Restated Certificate of Incorporation, the applicable certificate of designation for the offered series of preferred stock and the DGCL. The applicable certificate of designation will be filed as an exhibit to or incorporated by reference in the registration statement.

GENERAL

         Our board of directors is authorized to issue shares of preferred stock, in one or more series or classes, and to fix for each series voting powers and those preferences and relative, participating, optional or other special rights and those qualifications, limitations or restrictions as are permitted by the DGCL.

         Our board of directors is authorized to determine the terms for each series of preferred stock, and the prospectus supplement will describe the terms of any series of preferred stock being offered, including:

         o the designation of the shares and the number of shares that constitute the series;

         o the dividend rate (or the method of calculation thereof), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our capital stock;

         o        the dividend periods (or the method of calculation thereof);

         o        the voting rights of the shares;

         o the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the series upon our liquidation or winding up;

         o whether or not and on what terms the shares of the series will be subject to redemption or repurchase at our option;

         o whether and on what terms the shares of the series will be convertible into or exchangeable for other securities;

         o whether depositary shares representing shares of the series of preferred stock will be offered and, if so, the fraction of a share of the series of preferred stock represented by each depositary share (see "Description of Depositary Shares" below);

         o whether the shares of the series of preferred stock will be listed on a securities exchange;

         o any special United States federal income tax considerations applicable to the series; and

         o the other rights and privileges and any qualifications, limitations or restrictions of the rights or privileges of the series.

DIVIDENDS

         Holders of shares of preferred stock will be entitled to receive, when and as declared by our board of directors, dividends payable at the dates and at the rates, if any, per share per annum as set forth in the applicable prospectus supplement.

         Unless otherwise set forth in the applicable prospectus supplement, each series of preferred stock will rank junior as to dividends to any preferred stock that may be issued in the future that is expressly senior as to dividends to that preferred stock. If we should fail at any time to pay accrued dividends on any senior shares at the time the dividends are payable, we may not pay any dividend on the junior preferred stock or redeem or otherwise repurchase shares of junior preferred stock until the accumulated but unpaid dividends on the senior shares have been paid or set aside for payment in full by us.

         Unless otherwise set forth in the applicable prospectus supplement, no dividends (other than in common stock or other capital stock ranking junior to the preferred stock of any series as to dividends and upon liquidation) may be declared or paid or set aside for payment, nor may any other distribution be declared or made upon the common stock, or any of our other capital stock ranking junior to or on a parity with the preferred stock of that series as to dividends, nor may any common stock or any of our other capital stock ranking junior to or on a parity with the preferred stock of that series as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any shares of any of that stock) by us (except by conversion into or exchange for other capital stock of ours ranking junior to the preferred stock of that series as to dividends) unless (i) if that series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of that series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for all past dividend periods and the then current dividend period and (ii) if such series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period. However, any monies deposited in any sinking fund with respect to any preferred stock in compliance with the provisions of the sinking fund may be applied to the purchase or redemption of that preferred stock in accordance with the terms of the sinking fund, regardless of whether at the time of the application full dividends, including cumulative dividends, upon shares of the preferred stock outstanding on the last dividend payment date have been paid or declared and set apart for payment. In addition, any junior or parity preferred stock or common stock may be converted into or exchanged for our stock ranking junior to the preferred stock as to dividends.

         The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period will be computed on the basis of a 360-day year of twelve 30-day months, unless otherwise set forth in the applicable prospectus supplement. Accrued but unpaid dividends will not bear interest, unless otherwise set forth in the applicable prospectus supplement.

CONVERTIBILITY

         No series of preferred stock will be convertible into, or exchangeable for, other securities or property except as set forth in the applicable prospectus supplement.

REDEMPTION AND SINKING FUND

         No series of preferred stock will be redeemable or receive the benefit of a sinking fund except as set forth in the applicable prospectus supplement.

LIQUIDATION RIGHTS

         Unless otherwise set forth in the applicable prospectus supplement, in the event of our liquidation, dissolution or winding up, the holders of shares of each series of preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of (i) any other shares of preferred stock ranking junior to that series of preferred stock as to rights upon liquidation, dissolution or winding up and (ii) shares of common stock, liquidating distributions per share in the amount of the liquidation preference specified in the applicable prospectus supplement for that series of preferred stock plus any dividends accrued and accumulated but unpaid to the date of final distribution; but the holders of each series of preferred stock will not be entitled to receive the liquidating distribution of, plus such dividends on, those shares until the liquidation preference of any shares of our capital stock ranking senior to that series of the preferred stock as to the rights upon liquidation, dissolution or winding up will have been paid (or a sum set aside therefor sufficient to provide for payment) in full. If upon our liquidation, dissolution or winding up, the amounts payable with respect to the preferred stock, and any other preferred stock ranking as to any distribution on a parity with the preferred stock are not paid in full, then the holders of the preferred stock and the other parity preferred stock will share ratably in any distribution of assets in proportion to the full respective preferential amount to which they are entitled. Unless otherwise specified in a prospectus supplement for a series of preferred stock, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of preferred stock will not be entitled to any further participation in any distribution of our assets. Neither a consolidation or merger of us with another corporation nor a sale of securities will be considered a liquidation, dissolution or winding up of us.

VOTING RIGHTS

         The holders of each series or class of preferred stock we may issue will have no voting rights, except as required by law and as described below or in the applicable prospectus supplement. Our board of directors may, upon issuance of a series or class of preferred stock, grant voting rights to the holders of that series or class to elect additional board members if we fail to pay dividends in a timely fashion.

         Without the affirmative vote of a majority of the shares of any class of preferred stock then outstanding, we may not:

         o increase or decrease the aggregate number of authorized shares of that class;

         o increase or decrease the par value of the shares of that class; or

         o alter or change the powers, preferences or special rights of the shares of that class so as to affect them adversely.

         If the amendment would adversely alter or change the powers, preferences or special rights of one or more series of a class of preferred stock, but not the entire class, then only the shares of the affected series will have the right to vote on the amendment.

MISCELLANEOUS

         The holders of our preferred stock will have no preemptive rights. All shares of preferred stock being offered by the applicable prospectus supplement will be fully paid and not liable to further calls or assessment by us. If we should redeem or otherwise reacquire shares of our preferred stock, then these shares will resume the status of authorized and unissued shares of preferred stock undesignated as to series, and will be available for subsequent issuance.

NO OTHER RIGHTS

         The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement, our Restated Certificate of Incorporation or the applicable certificate of designation or as otherwise required by law.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for each series of preferred stock will be designated in the applicable prospectus supplement.

                        DESCRIPTION OF DEPOSITARY SHARES

GENERAL

         We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as described below.

         The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).

         The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.

         This section summarizes the general terms of the depositary shares that we may offer. The prospectus supplement relating to the depositary shares will describe the specific terms of the depositary shares which may be in addition to or different from the general terms summarized in this section. If any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. When evaluating the depositary shares and preferred stock, you also should refer to the applicable deposit agreement and depositary receipt. The applicable deposit agreement and depositary receipt will be filed as exhibits to the registration statement or incorporated by reference in the registration statement.

         Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

         Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

DIVIDENDS AND OTHER DISTRIBUTIONS

         The depositary will distribute all dividends or other distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.

         In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

REDEMPTION OF DEPOSITARY SHARES

         If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.

         After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.

VOTING THE UNDERLYING PREFERRED STOCK

         Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

WITHDRAWAL OF STOCK

         Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby is entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.

AMENDMENT AND TERMINATION OF A DEPOSIT AGREEMENT

         The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days' prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.

CHARGES OF DEPOSITARY

         We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

RESIGNATION AND REMOVAL OF DEPOSITARY

         The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal is to take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

         The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.

         The depositary's corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary also will act as redemption agent for the corresponding depositary receipts.

                         DESCRIPTION OF DEBT SECURITIES

         We may issue debt securities either separately or together with, or upon the conversion of or in exchange for, other securities. The debt securities may be our unsubordinated obligations, which we refer to as "senior debt securities," or our subordinated obligations, which we refer to as "subordinated debt securities." The subordinated debt securities of any series may be our senior subordinated obligations, subordinated obligations, junior subordinated obligations or may have such other ranking as will be described in the relevant prospectus supplement. We may issue any of these types of debt securities in one or more series.

         Our senior debt securities may be issued from time to time under a senior debt securities indenture. Our subordinated debt securities may be issued from time to time under a subordinated debt securities indenture. Each of the senior debt securities indenture and the subordinated debt securities indenture is referred to individually as an "indenture" and they are referred to collectively as the "indentures." Each trustee is referred to individually as a "trustee" and the trustees are collectively referred to as the "trustees."

         This section summarizes selected terms of the debt securities that we may offer. The applicable prospectus supplement and the form of applicable indenture relating to any particular debt securities offered will describe the specific terms of that series, which may be in addition to or different from the general terms summarized in this section. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. The following summary and any description of our debt securities contained in an applicable prospectus supplement do not describe every aspect of the applicable indenture or the debt securities. When evaluating the debt securities, you also should refer to all provisions of the applicable indenture and the debt securities. The forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part. When we refer to "Matria," "we," "us" or "our" in this section or when we otherwise refer to ourselves in this section, we mean Matria Healthcare, Inc., excluding, unless otherwise expressly stated or the context requires, our subsidiaries.

GENERAL

         We can issue an unlimited amount of debt securities under the indentures. However, certain of our existing or future debt agreements may limit the amount of debt securities we may issue. We can issue debt securities from time to time and in one or more series as determined by us. In addition, we can issue debt securities of any series with terms different from the terms of debt securities of any other series and the terms of particular debt securities within any series may differ from each other, all without the consent of the holders of previously issued series of debt securities.

         The applicable prospectus supplement relating to the series of debt securities will describe the specific terms of the debt securities being offered, including, where applicable, the following:

         o the title and series designation of the series of debt securities and whether the debt securities of the series will be senior debt securities or subordinated debt securities;

         o any limit on the aggregate principal amount of debt securities of the series;

         o the price or prices at which the debt securities of the series will be issued;

         o whether the debt securities of the series will be guaranteed and the terms of any such guarantees;

         o the date or dates on which the principal amount and premium, if any, are payable;

         o the interest rate or rates or the method for calculating the interest rate, which may be fixed or variable, at which the debt securities of the series will bear interest, if any, the date or dates from which interest will accrue and the interest payment date on which interest will be payable, subject to our right, if any, to defer or extend an interest payment date and the duration of that deferral or extension;

         o the date or dates on which interest, if any, will be payable and the record dates for payment of interest;

         o the place or places where the principal and premium, if any, and interest, if any, will be payable and where the debt securities of the series can be surrendered for transfer, conversion or exchange;

         o our right, if any, to redeem the debt securities and the terms and conditions upon which the debt securities of the series may be redeemed, in whole or in part;

         o any mandatory or optional sinking fund or analogous provisions;

         o if the debt securities of the series will be secured, any provisions relating to the security provided;

         o whether the debt securities of the series are convertible or exchangeable into other debt or equity securities, and, if so, the terms and conditions upon which such conversion or exchange will be effected;

         o whether any portion of the principal amount of the debt securities of the series will be payable upon declaration or acceleration of the maturity thereof pursuant to an event of default;

         o whether the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the applicable indenture and, if other than by an officers' certificate, the manner in which any election by us to defease the debt securities of the series will be evidenced;

         o any deletions from, modifications of or additions to the events of default or our covenants pertaining to the debt securities of the series;

         o if other than U.S. dollars, the currency or currencies, including composite currencies, of payment of principal of, premium, if any, and interest, if any, on the debt securities of the series and whether the debt securities of the series may be satisfied and discharged other than as provided in the applicable indenture;

         o any terms applicable to debt securities of any series issued at an issue price below their stated principal amount, including the issue price thereof and the rate or rates at which the original issue discount will accrue;

         o whether the debt securities of the series are to be issued or delivered (whether at the time of original issuance or at the time of exchange of a temporary security of such series or otherwise), or any installment of principal or any premium or interest is to be payable only, upon receipt of certificates or other documents or satisfaction of other conditions in addition to those specified in the applicable indenture;

         o whether the debt securities of the series are to be issued in fully registered form without coupons or are to be issued in the form of one or more global securities in temporary global form or permanent global form;

         o whether the debt securities of the series are to be issued in registered or bearer form, the terms and conditions relating the applicable form, including, but not limited to, tax compliance, registration and transfer procedures and, if in registered form, the denominations in which we will issue the registered securities if other than $1,000 or a multiple thereof and, if in bearer form, the denominations in which we will issue the bearer securities;

         o any special United States federal income tax considerations applicable to the debt securities of the series;

         o any addition to or change in the covenants set forth in the indenture which apply to the debt securities of the series; and

         o any other terms of the debt securities of the series not inconsistent with the provisions of the applicable indenture.

         The prospectus supplement relating to any series of subordinated debt securities being offered also will describe the subordination provisions applicable to that series, if different from the subordination provisions described in this prospectus. In addition, the prospectus supplement relating to a series of subordinated debt will describe our rights, if any, to defer payments of interest on the subordinated debt securities by extending the interest payment period.

         Debt securities may be issued as original issue discount securities to be sold at a discount below their principal amount or at a premium above their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement.

         The above is not intended to be an exclusive list of the terms that may be applicable to any debt securities and we are not limited in any respect in our ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus, provided that the terms are not inconsistent with the applicable indenture. Any applicable prospectus supplement also will describe any special provisions for the payment of additional amounts with respect to the debt securities.

GUARANTEES

         Debt securities may be guaranteed by certain of our domestic subsidiaries, if so provided in the applicable prospectus supplement. The prospectus supplement will describe the terms of any guarantees, including, among other things, the method for determining the identity of the guarantors and the conditions under which guarantees will be added or released. Any guarantees will be joint and several obligations of the guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

SUBORDINATION PROVISIONS RELATING TO SUBORDINATED DEBT

         Debt securities may be subject to contractual subordination provisions contained in the subordinated debt securities indenture. These subordination provisions may prohibit us from making payments on the subordinated debt securities in certain circumstances before a defined class of "senior indebtedness" is paid in full or during certain periods when a payment or other default exists with respect to certain senior indebtedness. If we issue subordinated debt securities, the applicable prospectus supplement relating to the subordinated debt securities will include a description of the subordination provisions and the definition of senior indebtedness that apply to the subordinated debt securities.

         If the trustee under the subordinated debt indenture or any holder of the series of subordinated debt securities receives any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of senior indebtedness.

         Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.

         Unless otherwise indicated in an applicable prospectus, if any series of subordinated debt securities is guaranteed by certain of our subsidiaries, then the guarantee will be subordinated to the senior indebtedness of such guarantor to the same extent as the subordinated debt securities are subordinated to the senior indebtedness.

CONVERSION AND EXCHANGE RIGHTS

         The debt securities of a series may be convertible into or exchangeable for any of our other securities, if at all, according to the terms and conditions of an applicable prospectus supplement. Such terms will include the conversion or exchange price and any adjustments thereto, the conversion or exchange period, provisions as to whether conversion or exchange will be mandatory, at our option or at the option of the holders of that series of debt securities and provisions affecting conversion or exchange in the event of the redemption of that series of debt securities.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

         The debt securities of a series may be issued as registered securities, as bearer securities (with or without coupons attached) or as both registered securities and bearer securities. Debt securities of a series may be issuable in whole or in part in the form of one or more global debt securities, as described below under "Global Debt Securities." Unless otherwise indicated in an applicable prospectus supplement, registered securities will be issuable in denominations of $1,000 and integral multiples thereof.

         Registered securities of any series will be exchangeable for other registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Debt securities may be presented for exchange as provided above, and unless otherwise indicated in an applicable prospectus supplement, registered securities may be presented for registration of transfer, at the office or agency designated by us as registrar or co-registrar with respect to any series of debt securities, without service charge and upon payment of any taxes, assessments or other governmental charges as described in the applicable indenture. The transfer or exchange will be effected on the books of the registrar or any other transfer agent appointed by us upon the registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. We intend to initially appoint the trustee as registrar and the name of any different or additional registrar designated by us with respect to the debt securities of any series will be included in the applicable prospectus supplement. If a prospectus supplement refers to any transfer agents (in addition to the registrar) designated by us with respect to any series of debt securities, we may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts, except that, if debt securities of a series are issuable only as registered securities, we will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of debt securities.

         In the event of any redemption of debt securities of any series, we will not be required to (i) issue, register the transfer of or exchange debt securities of that series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption and (ii) register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part.

PAYMENT AND PAYING AGENTS

         Unless otherwise indicated in an applicable prospectus supplement, payment of principal of, premium, if any, and interest, if any, on registered securities will be made at the office of the paying agent or paying agents designated by us from time to time, except that at our option, payment of principal and premium, if any, or interest also may be made by wire transfer to an account maintained by the payee. Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the registered security is registered at the close of business on the regular record date for the interest payment.

         Unless otherwise indicated in an applicable prospectus supplement, the trustee will be designated as our sole paying agent for payments with respect to debt securities which are issuable solely as registered securities. Any paying agents outside the United States and any other paying agents in the United States initially designated by us for any series of debt securities will be named in an applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that, if debt securities of a series are issuable only as registered securities, we will be required to maintain a paying agent in each place of payment for that series.

         All monies paid by us to a paying agent for the payment of principal of, premium, if any, or interest, if any, on any debt security which remains unclaimed at the end of two years after that principal or interest will have become due and payable will be repaid to us, and the holder of the debt security or any coupon will thereafter look only to us for payment of those amounts.

GLOBAL DEBT SECURITIES

         The debt securities of a series may be issued in whole or in part in global form. A global debt security will be deposited with, or on behalf of, a depositary, which will be identified in an applicable prospectus supplement. A global debt security may be issued in either registered or bearer form and in either temporary or permanent form. A global debt security may not be transferred except as a whole to the depositary for the debt security or to a nominee or successor of the depositary. If any debt securities of a series are issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in a global debt security may exchange their interests for definitive debt securities of that series of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of, premium, if any, and interest, if any, on the global debt securities and the specific terms of the depositary arrangement with respect to any global debt security.

COVENANTS

         Except as otherwise set forth in an applicable prospectus supplement, so long as any debt securities of a series are outstanding, we will furnish to the holders of debt securities of that series, within the time periods specified in the rules and regulations of the SEC, (a) our reports on Forms 10-Q and 10-K, including a Management's Discussion and Analysis of Financial Condition and Results of Operations and, with respect to the annual information only, a report on the audited financial statements by our certified independent accountants and
(b) all current reports on Form 8-K. We also will file a copy of all of the information and reports referred to in clauses (a) and (b) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

         Any additional covenants with respect to any series of debt securities will be set forth in the applicable prospectus supplement. Unless otherwise indicated in an applicable prospectus supplement, the indentures do not include covenants restricting our ability to enter into a highly leveraged transaction, including a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities, if the transaction is a permissible consolidation, merger or similar transaction. In addition, unless otherwise specified in an applicable prospectus supplement, the indentures do not afford the holders of the debt securities the right to require us to repurchase or redeem the debt securities in the event of a highly leveraged transaction. See "Merger, Consolidation and Sale of Assets."

MERGER, CONSOLIDATION AND SALE OF ASSETS

         Except as otherwise set forth in an applicable prospectus supplement, we may not, directly or indirectly, (i) consolidate with or merge into any other person (whether or not we are the surviving corporation) or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of our properties and assets, unless (a) either (x) we are the continuing corporation, or (y) the person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, conveyance or disposition will have been made is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and that person assumes all of our obligations under the debt securities of such series and the indenture relating thereto pursuant to agreements reasonably satisfactory to the applicable trustee; and (b) any other conditions specified in the applicable prospectus supplement.

         In addition, we may not, directly or indirectly, lease all or substantially all of our properties or assets in one or more related transactions to any other person. This "Merger, Consolidation and Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among us and any guarantors, if applicable.

EVENTS OF DEFAULT AND REMEDIES

         Under each indenture, unless otherwise specified with respect to a series of debt securities, the following events will constitute an event of default with respect to any series of debt securities:

         o default for 30 days in the payment when due of any interest on any debt securities of that series;

         o default in payment when due of the principal of, or premium, if any, on any debt security of that series;

         o failure to comply with the provisions described under the caption "Merger, Consolidation or Sale of Assets;"

         o failure for 60 days after notice to comply with any of the other agreements in the indenture;

         o except as permitted by the indenture, if debt securities of a series are guaranteed, any guarantee shall be held in any final, non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor, shall deny, or disaffirm its obligations under its guarantee (unless such guarantor could be released from its guarantee in accordance with the applicable terms of the indenture);

         o certain events of bankruptcy or insolvency described in the indenture with respect to us or any of our Significant Subsidiaries; and

         o any other event of default applicable to the series of debt securities and set forth in the applicable prospectus supplement.

         Each indenture provides that in the case of an event of default arising from certain events of bankruptcy or insolvency relating to us with respect to a series of debt securities, all outstanding debt securities of that series will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series may declare all the debt securities of that series to be due and payable immediately.

         Holders of the debt securities of a series may not enforce the indenture or the debt securities of that series except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding debt securities of a series may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the debt securities of a series notice of any continuing default or event of default if it determines that withholding notice is in their interest, except a default or event of default relating to the payment of principal or interest.

         Each indenture provides that we are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any default or event of default, we are required to deliver to the trustee a statement specifying such default or event of default.

         The holders of a majority in aggregate principal amount of the debt securities of a series then outstanding by notice to the trustee may on behalf of the holders of all of the debt securities of that series waive any existing default or event of default and its consequences under the indenture except a continuing default or event of default in the payment of interest or premium on, or the principal of, the debt securities of that series.

         Such limitations do not apply, however, to a suit instituted by a holder of any debt security for the enforcement of the payment of the principal of, premium, if any, and interest in respect of a debt security on the date specified for payment in the debt security. Unless otherwise specified with respect to a series of debt securities, the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series may, on behalf of the holders of the debt securities of any series, waive any past defaults under the applicable indenture, other than (i) a default in any payment of the principal of, and premium, if any, or interest on, any debt security of the series or (ii) any default in respect of the covenants or provisions in the applicable indenture which may not be modified without the consent of the holder of each outstanding debt security of the series affected.

         For purposes of this section, "Significant Subsidiary" means any subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

AMENDMENT, SUPPLEMENT AND WAIVER

         Each indenture permits us and the applicable trustee, with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of the series affected by the supplemental indenture, to execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture with respect to that series of debt securities or modify in any manner the rights of the holders of the debt securities of that series and any related coupons under the applicable indenture. However, the supplemental indenture will not, without the consent of the holder of each outstanding debt security of that series affected thereby:

         o change the stated maturity of the principal of, or any installment of principal or interest on, the debt securities of that series or any premium payable upon redemption thereof;

         o reduce the principal amount of, or premium, if any, or the rate of interest on, the debt securities of that series;

         o change the place or currency of payment of principal and premium, if any, or interest, if any, on the debt securities of that series;

         o impair the right to institute suit for the enforcement of any payment after the stated maturity date on any debt securities of that series, or in the case of redemption, on or after the redemption date;

         o reduce the principal amount of outstanding debt securities of that series necessary to modify or amend or waive compliance with any provisions of the indenture;

         o release any applicable guarantor from any of its obligations under its guarantee or the indenture, except in accordance with the indenture;

         o        modify the foregoing amendment and waiver provisions, except
                  (i) to increase the percentage in principal amount of outstanding debt securities of any series necessary for such actions or (ii) to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security of a series affected thereby; and

         o change such other matters as may be specified in an applicable prospectus supplement for any series of debt securities.

         The indentures also permit us, the guarantors, if any, and the applicable trustee to execute a supplemental indenture without the consent of the holders of the debt securities:

         o        to cure any ambiguity, defect or inconsistency;

         o to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

         o to provide for the assumption of our obligations or, if applicable, a guarantor's obligations to holders of debt securities of a series in the case of a merger or consolidation or sale of all or substantially all of our assets or, if applicable, a guarantor's assets;

         o to make any change that would provide any additional rights or benefits to the holders of debt securities of a series or that does not adversely affect the legal rights under the indenture of any such holder;

         o to comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

         o        to add a guarantor under the indenture;

         o to evidence and provide the acceptance of the appointment of a successor trustee under the applicable indenture;

         o to mortgage, pledge, hypothecate or grant a security interest in favor of the trustee for the benefit of the holders of debt securities of any series as additional security for the payment and performance of our or any applicable guarantor's obligations under the applicable indenture, in any property or assets;

         o to add to, change or eliminate any provisions of the applicable indenture (which addition, change or elimination may apply to one or more series of debt securities), provided that, any such addition, change or elimination (A) shall neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holders of such debt securities with respect to such provisions or (B) shall become effective only when there is no such outstanding debt securities of such series; and

         o to establish the form and terms of debt securities of any series as permitted by the indenture.

         The holders of a majority in principal amount of outstanding debt securities of any series may waive compliance with certain restrictive covenants and provisions of the applicable indenture.

DISCHARGE

         Unless otherwise indicated in an applicable prospectus supplement, each indenture provides that we may satisfy and discharge our obligations thereunder with respect to the debt securities of any series, when either:

         o all debt securities of that series that have been authenticated, except lost, stolen or destroyed debt securities of that series that have been replaced or paid and debt securities of that series for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

         o all debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and we or, if applicable, any guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of debt securities of that series, cash, non-callable U.S. government securities, or a combination thereof, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the debt securities of that series not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption.

DEFEASANCE

         Unless otherwise indicated in an applicable prospectus supplement, each indenture provides that we may, at our option and at any time, elect to have all of our obligations discharged with respect to the outstanding debt securities of a series and, if applicable, all obligations of the guarantors discharged with respect to their guarantees ("legal defeasance") except for:

         o the rights of holders of the outstanding debt securities of that series to receive payments in respect of the principal of, or premium or interest, if any, on the debt securities of that series when such payments are due from the trust referred to below;

         o our obligations with respect to the debt securities of that series concerning issuing temporary securities, registration of securities, mutilated, destroyed, lost or stolen securities and the maintenance of an office or agency for payment and money for security payments held in trust;

         o the rights, powers, trusts, duties and immunities of the applicable trustee, our obligations and, if applicable, the guarantor's obligations in connection therewith; and

         o        the legal defeasance provisions of the indenture.

         In addition, we may, at our option and at any time, elect to have our obligations and, if applicable, the guarantors' obligations released with respect to certain covenants in respect of the debt securities of any series that are described in the indenture ("covenant defeasance") and thereafter any omission to comply with those covenants will not constitute a default or event of default with respect to the debt securities of that series. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under " -- Events of Default and Remedies" will no longer constitute an event of default with respect to the debt securities of that series.

         In order to exercise either legal defeasance or covenant defeasance, we are required to meet specified conditions, including:

         o we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of that series, cash, non-callable U.S. government securities, or a combination thereof, in amounts as will be sufficient to pay the principal of, or premium and interest, if any, on the outstanding debt securities of that series on the stated maturity or on the applicable redemption date, as the case may be;

         o in the case of legal defeasance, we have delivered to the applicable trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred; and

         o in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

THE TRUSTEES UNDER THE INDENTURES

         If a trustee becomes a creditor of ours or any guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. Each trustee will be permitted to engage in other transactions with us and/or the guarantors, if any; however, if any trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

         The holders of a majority in principal amount of the then outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an event of default occurs and is continuing, a trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of its own affairs. Subject to such provisions, a trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of debt securities, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

APPLICABLE LAW

         The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York.

                             DESCRIPTION OF WARRANTS

         We may issue, either separately or together with other securities, warrants for the purchase of any of the other types of securities that we may sell under this prospectus.

         This section summarizes the general terms of the warrants that we may offer. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. The prospectus supplement relating to a particular series of warrants will describe the specific terms of that series, which may be in addition to or different from the general terms summarized in this section. The summaries in this section and the prospectus supplement do not describe every aspect of the warrants. If any particular terms of a series of warrants described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will be deemed to supersede the terms described in this prospectus. When evaluating the warrants, you also should refer to all the provisions of the applicable warrant agreement, the certificates representing the warrants and the specific descriptions in the applicable prospectus supplement. The applicable warrant agreement and warrant certificates will be filed as exhibits to or incorporated by reference in the registration statement.

GENERAL

         The prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered as well as the related warrant agreement and warrant certificates, including the following, where applicable:


         o the principal amount of, or the number of securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;

         o the designation and terms of the securities, if other than common stock, purchasable upon exercise thereof and of any securities, if other than common stock, with which the warrants are issued;

         o the procedures and conditions relating to the exercise of the warrants;

         o the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

         o        the offering price of the warrants, if any;

         o the date on which the right to exercise the warrants will commence and the date on which that right will expire;

         o a discussion of any special United States federal income tax considerations applicable to the warrants;

         o whether the warrants represented by the warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

         o        call provisions of the warrants, if any;

         o        antidilution provisions of the warrants, if any; and

         o        any other material terms of the warrants.

EXERCISE OF WARRANTS

         Each warrant will entitle the holder to purchase for cash that principal amount of or number of securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement at any time up to 5:00 p.m. Eastern Standard Time on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m. Eastern Standard Time on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

NO RIGHTS OF SECURITY HOLDER PRIOR TO EXERCISE

         Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants and will not be entitled to:

         o in the case of warrants to purchase debt securities, payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise; or

         o in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

EXCHANGE OF WARRANT CERTIFICATES

         Warrant certificates will be exchangeable for new warrant certificates of different denominations at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

                              DESCRIPTION OF UNITS

         We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

         The applicable prospectus supplement will describe, among other things, the units or the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately, any material provisions related to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; a discussion of any special United States federal income tax considerations applicable to the units; and any material provisions of the governing unit agreement that differ from those described above.

                              PLAN OF DISTRIBUTION

         We may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors through agents or dealers. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We also reserve the right to sell securities directly to investors in those jurisdictions where we are authorized to do so.

         The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent.

         If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

         Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, and to reimbursement by us for certain expenses.

         Securities offered may be a new issue of securities with no established trading market. Any underwriters to which or agents through which these securities are sold by us for public offering and sale may make a market in these securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading market for any such securities.

         If so indicated in an applicable prospectus supplement, we may authorize dealers acting as our agents to solicit offers by institutions to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount or offering price of the securities sold pursuant to delayed delivery contracts will not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with which delayed delivery contracts, when authorized, may be entered into include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval.

         The securities also may be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement with us, if any, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them. Remarketing firms may be entitled under agreements which may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933.

         In connection with the offering of the securities hereby, certain underwriters and their affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a "short position" for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose "penalty bids" under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter for the account of the other underwriters, the selling concessions for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described above in this paragraph or any comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in any accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

         One or more of the underwriters, dealers or agents, and/or one or more of their respective affiliates, may be a lender under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates in the ordinary course of business.

                                  LEGAL MATTERS

         Legal matters with respect to the validity of the securities being offered hereby will be passed upon for us by Troutman Sanders LLP, Atlanta, Georgia. Carl E. Sanders, one of our directors and the Chairman of Troutman Sanders LLP, is the beneficial owner of 22,500 shares of our common stock.

                                     EXPERTS


         The consolidated financial statements of Matria Healthcare, Inc. and its subsidiaries as of December 31, 2001 and 2002 and for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2002 financial statements refers to the adoption of Statement of Financial Accounting Standards No. 142, "Accounting for Goodwill and Other Intangible Assets," effective January 1, 2002.


                       WHERE YOU CAN FIND MORE INFORMATION

         You may obtain from the SEC, through the SEC's web site or at its public reference facilities described in the following paragraph, a copy of the registration statement, including exhibits, that we have filed with the SEC to register the securities offered by this prospectus. The registration statement may contain additional information about us and the securities that we may offer that may be important to you.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room maintained by the SEC at:

                             450 Fifth Street, N.W.
                                 Judiciary Plaza
                             Washington, D.C. 20549

         Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

         Our filings are also available on the SEC's website at http://www.sec.gov.

         This prospectus constitutes part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933. As permitted by the rules and regulations of the SEC, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the public reference facilities maintained by the SEC in Washington, D.C.

                       DOCUMENTS INCORPORATED BY REFERENCE

         We have elected to "incorporate by reference" certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus, any applicable prospectus supplement or any document we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference in this prospectus. Likewise, any statement in this prospectus or any document that is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any applicable prospectus supplement or any document that we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference herein modifies or supersedes that statement. We are incorporating by reference the following documents that we have previously filed with the SEC (other than information in such documents that is deemed not to be filed):

         (1) our Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

         (2) our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, and June 30, 2003; and

         (3) the description of our capital stock contained in the Joint Proxy Statement/ Prospectus of Healthdyne, Inc. and Tokos Medical Corporation, our predecessor, filed as part of our Registration Statement No. 333-00781 on Form S-4 filed with the SEC February 7, 1996, as amended by Form 8A/A filed with the SEC October 29, 2001, and as it has been or may be amended by any amendment or report filed subsequent to the date of this registration statement for the purposes of updating such description.

         In addition, all documents filed by us after the date of this prospectus pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and prior to the termination of the offering made hereby also will be incorporated by reference in this prospectus (other than information in such documents that is deemed not to be filed). Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this prospectus shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         You may request a copy of the documents incorporated by reference into this prospectus, other than exhibits to these documents unless such exhibits are specifically incorporated by reference, at no cost, by writing or telephoning us at: Matria Healthcare, Inc., Attention: Investor Relations, 1850 Parkway Place, Marietta, Georgia 30067; (770) 767-4500.

               PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The table below sets forth the various expenses and costs incurred by Matria Healthcare, Inc. in connection with the sale and distribution of the securities offered hereby. All the amounts shown are estimated except the SEC registration fee.

         SEC registration fee.....................................     $  12,135
         Trustees' fees and expenses..............................     $  25,000
         Printing and engraving costs.............................     $  20,000
         Accounting fees and expenses.............................     $  40,000
         Legal fees and expenses..................................     $ 150,000
         Miscellaneous............................................     $  10,000
         Total....................................................     $ 257,135

All of the above items are estimates except the SEC registration fee. All of such estimated expenses will be borne by us.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The General Corporation Law of the State of Delaware (the "DGCL") permits a corporation to indemnify officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal actions, had no reasonable cause to believe was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. The DGCL provides that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate) and must reimburse a successful defendant for expenses, including attorney's fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers.

         Our Restated Certificate of Incorporation provides that we shall, to the fullest extent permitted by law, indemnify our directors and officers against any liability, losses or related expenses which they may incur by reason of serving or having served as directors and officers of Matria. Our Restated Certificate of Incorporation limits our directors' liability for monetary damages to us and our stockholders for breaches of fiduciary duty to the fullest extent permitted under the DGCL. The DGCL permits Delaware corporations to include in their certificate of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit a director's liability (i) for breaches of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law, (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions or (iv) for transactions in which the director received an improper personal benefit.

         Our Amended Bylaws provide that each person who is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Matria, or is or was serving at the request of Matria as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, will be indemnified by us to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, against all costs, charges, expenses, liabilities and losses reasonably incurred or suffered by such person in connection therewith, and such indemnification will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit or his or her heirs, executors and administrators; provided, however, that we will indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by our Board of Directors. The right to indemnification is a contract right and includes the right to be paid by Matria the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL so requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding will be made only upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it will ultimately be determined that such director or officer is not entitled to be indemnified. We may provide indemnification to our employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

         The indemnification rights conferred by our Restated Certificate of Incorporation and Amended Bylaws are not exclusive of any other right to which a person seeking indemnification may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. We maintain an insurance policy on behalf of our directors and officers insuring against certain liabilities including liabilities arising under the Securities Act.

ITEM 16. EXHIBITS.

         The following is a list of all exhibits filed as part of this registration statement on Form S-3, including those exhibits incorporated in this registration statement by reference.

Exhibit
Number             Description of Exhibits
-------            -----------------------
 *1.1              Form of Underwriting Agreement

  3.1 Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Matria's Annual Report on Form 10-K for the year ended December 31, 1995).

  3.2 Certificate of Amendment of Restated Certificate of Incorporation of Matria dated December 5, 2000 (incorporated by reference to Exhibit 3.4 of Matria's Annual Report on Form 10-K for the year ended December 31, 2000)

  3.3              Restated Bylaws of Matria (Incorporated by reference to
                   Exhibit 3.3 of Matria's Annual Report on Form 10-K for the fiscal year ended December 31, 2002).

  4.1 Amended and Restated Rights Agreement, dated April 27, 1999 between Matria Healthcare, Inc. and SunTrust Bank Atlanta (incorporated by reference to Exhibit 4 to Matria's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999).

  4.2 Amendment No. 1 to Amended and Restated Rights Agreement, dated as of October 5, 2001, between Matria Healthcare, Inc. and SunTrust Bank Atlanta (incorporated by reference to Exhibit 4(b) to the Company's Form 8-K/A dated October 29,
                   2001).

 *4.3              Form of Indenture relating to the senior debt securities

 *4.4 Form of Indenture relating to the subordinated debt securities

 *4.5              Form of warrant agreement

 *4.6              Form of senior debt security

 *4.7              Form of senior subordinated debt security

Exhibit
Number             Description of Exhibits
-------            -----------------------

  *4.8             Form of subordinated debt security

  *4.9             Form of certificate of designation for preferred stock

 *4.10             Form of specimen certificate of common stock

 *4.11             Form of specimen certificate for preferred stock

 *4.12             Form of warrant certificate

 *4.13             Form of warrant agreement

 *4.14             Form of depositary agreement

 *4.15             Form of depositary receipt

 *4.16             Form of unit agreement

  *5.1             Opinion of Troutman Sanders LLP

  *8.1             Opinion of Troutman Sanders LLP

  12.1             Computation of ratio of earnings to fixed charges

  23.1             Consent of KPMG LLP

 *23.2             Consent of Troutman Sanders LLP (included in Exhibit 5.1)


**24.1 Powers of Attorney (included on the signature pages of Matria's Registration Statement on Form S-3 filed with the Commission on October 3, 2003)



         * To be filed by an amendment to this registration statement or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.


        ** Previously filed.

ITEM 17. UNDERTAKINGS.

         (a) Undertaking related to Rule 415 offering:

         The undersigned registrants hereby undertake:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, S-8 or F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Undertaking related to filings incorporating subsequent Securities Exchange Act of 1934 documents by reference:

                  The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Undertaking related to acceleration of effectiveness:

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d) Undertaking related to Rule 430A:

                  The undersigned registrants hereby undertake that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Undertaking related to qualifications of trust indentures:

                  The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on the 24th day of October, 2003.


                                    Matria Healthcare, Inc.

                                    By: /s/ Parker H. Petit
                                       ----------------------------------------
                                        Parker H. Petit
                                        Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed below on October 24, 2003 by the following persons in the capacities indicated.



              SIGNATURE                            CAPACITY
              ---------                            --------
/s/ Parker H. Petit                     Chairman and Chief Executive
-----------------------------------     Officer
Parker H. Petit                         (Principal Executive Officer)

/s/ Stephen M. Mengert                  Vice President-Finance and
-----------------------------------     Chief Financial Officer
Stephen M. Mengert                      (Principal Financial Officer)

/s/ David M. Sheffield                  Vice President and Chief
-----------------------------------     Accounting Officer
David M. Sheffield                      (Principal Accounting Officer)


/s/ Frederick E. Cooper*                Director
-----------------------------------
Frederick E. Cooper


/s/ Guy W. Millner*                     Director
-----------------------------------
Guy W. Millner


/s/ Carl E. Sanders*                    Director
-----------------------------------
Carl E. Sanders


                                        Director
-----------------------------------
Thomas S. Stribling


/s/ Donald W. Weber*                    Director
-----------------------------------
Donald W. Weber


/s/ Morris S. Weeden*                   Director
-----------------------------------
Morris S. Weeden


/s/ Frederick P. Zuspan, M.D.*          Director
-----------------------------------
Frederick P. Zuspan, M.D.

*By:  /s/ Roberta L. McCaw
     ------------------------------
     Roberta L. McCaw
     Attorney-In-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, Georgia on October 24, 2003.




                                        Diabetes Acquisition, Inc.



                                        By:   /s/ Parker H. Petit
                                           ------------------------------------
                                           Parker H. Petit
                                           President







         Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed below on October 24, 2003 by the following persons in the capacities indicated.



              SIGNATURE                              CAPACITY
              ---------                              --------
/s/ Parker H. Petit                           President and Director
----------------------------------------      (Principal Executive Officer)
Parker H. Petit

/s/ Yvonne V. Scoggins                        Treasurer (Principal Financial
----------------------------------------      Officer and Principal Accounting
Yvonne V. Scoggins                            Officer)


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, Georgia on October 24, 2003.




                                    Diabetes Management Solutions, Inc.



                                    By:  /s/ Parker H. Petit
                                       ----------------------------------------
                                       Parker H. Petit
                                       President







         Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed below on October 24, 2003 by the following persons in the capacities indicated.



             SIGNATURE                                 CAPACITY
             ---------                                 --------
/s/ Parker H. Petit                             President and Director
------------------------------------------      (Principal Executive Officer)
Parker H. Petit

/s/ Yvonne V. Scoggins                          Treasurer (Principal Financial
------------------------------------------      Officer and Principal Accounting
Yvonne V. Scoggins                              Officer)


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, Georgia on October 24, 2003.




                                     Gainor Medical Acquisition Company, Inc.



                                     By:  /s/ Parker H. Petit
                                        ---------------------------------------
                                        Parker H. Petit
                                        President







         Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed below on October 24, 2003 by the following persons in the capacities indicated.



              SIGNATURE                               CAPACITY
              ---------                               --------
/s/ Parker H. Petit                           President and Director
----------------------------------------      (Principal Executive Officer)
Parker H. Petit

/s/ Yvonne V. Scoggins                        Treasurer (Principal Financial
----------------------------------------      Officer and Principal Accounting
Yvonne V. Scoggins                            Officer)


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, Georgia on October 24, 2003.




                                      Diabetes Self Care, Inc.



                                      By:  /s/ Eugene E. Jennings
                                         ---------------------------------------
                                         Eugene E. Jennings
                                         President






         Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed below on October 24, 2003 by the following persons in the capacities indicated.




             SIGNATURE                                  CAPACITY
             ---------                                  --------
/s/ Eugene E. Jennings                       President (Principal Executive Officer)
----------------------------------------
Eugene E. Jennings

/s/ Parker H. Petit                          Director
----------------------------------------
Parker H. Petit

/s/ Yvonne V. Scoggins                       Treasurer (Principal Financial Officer
----------------------------------------     and Principal Accounting Officer)
Yvonne V. Scoggins

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, Georgia on October 24, 2003.




                                    Matria Laboratories, Inc.



                                    By:  /s/ Eugene E. Jennings
                                       ----------------------------------------
                                       Eugene E. Jennings
                                       President






         Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed below on October 24, 2003 by the following persons in the capacities indicated.



              SIGNATURE                     CAPACITY
              ---------                     --------
/s/ Eugene E. Jennings            President (Principal Executive Officer)
------------------------------
Eugene E. Jennings

/s/ Parker H. Petit               Director
------------------------------
Parker H. Petit

/s/ Yvonne V. Scoggins            Treasurer (Principal Financial
------------------------------    Officer and Principal Accounting
Yvonne V. Scoggins                Officer)

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, Georgia on October 24, 2003.




                                     Facet Technologies, LLC



                                     By:  /s/ William C. Taylor
                                        ---------------------------------------
                                        William C. Taylor
                                        President






         Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed below on October 24, 2003 by the following persons in the capacities indicated.



                 SIGNATURE                         CAPACITY
                 ---------                         --------
/s/ William C. Taylor                    President (Principal Executive Officer)
--------------------------------------
William C. Taylor


Matria Healthcare, Inc.

/s/ Parker H. Petit                      Managing Member
--------------------------------------
By: Parker H. Petit
Its: Chairman and
     Chief Executive Officer

/s/ Yvonne V. Scoggins                   Treasurer (Principal Financial
--------------------------------------   Officer and Principal Accounting
Yvonne V. Scoggins                       Officer)

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, Georgia on October 24, 2003.




                                    MarketRing.com, Inc.



                                    By:  /s/ Robert W. Kelley
                                       ----------------------------------------
                                       Robert W. Kelley
                                       President






         Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed below on October 24, 2003 by the following persons in the capacities indicated.



                SIGNATURE                      CAPACITY
                ---------                      --------

/s/ Robert W. Kelley                President (Principal Executive Officer)
---------------------------------
Robert W. Kelley

/s/ Parker H. Petit                 Director
---------------------------------
Parker H. Petit

/s/ Yvonne V. Scoggins              Treasurer (Principal Financial
---------------------------------   Officer and Principal Accounting
Yvonne V. Scoggins                  Officer)

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, Georgia on October 24, 2003.




                                    Matria of New York, Inc.



                                    By: /s/ Parker H. Petit
                                       ----------------------------------------
                                       Parker H. Petit
                                       President






         Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed below on October 24, 2003 by the following persons in the capacities indicated.



               SIGNATURE                                 CAPACITY
               ---------                                 --------
/s/ Parker H. Petit                             President and Director
------------------------------------------      (Principal Executive Officer)
Parker H. Petit

/s/ Yvonne V. Scoggins                          Treasurer (Principal Financial
------------------------------------------      Officer and Principal Accounting
Yvonne V. Scoggins                              Officer)


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, Georgia on October 24, 2003.




                                    Matria Healthcare of Illinois, Inc.



                                    By:  /s/ Parker H. Petit
                                       ----------------------------------------
                                       Parker H. Petit
                                       President






         Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed below on October 24, 2003 by the following persons in the capacities indicated.



              SIGNATURE                                  CAPACITY
              ---------                                  --------
/s/ Parker H. Petit                             President and Director
------------------------------------------      (Principal Executive Officer)
Parker H. Petit

/s/ Yvonne V. Scoggins                          Treasurer (Principal Financial
------------------------------------------      Officer and Principal Accounting
Yvonne V. Scoggins                              Officer)


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, Georgia on October 24, 2003.




                                    Quality Oncology, Inc.



                                    By: /s/ Parker H. Petit
                                       ----------------------------------------
                                       Parker H. Petit
                                       Chairman






         Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed below on October 24, 2003 by the following persons in the capacities indicated.



             SIGNATURE                            CAPACITY
             ---------                            --------
/s/ Parker H. Petit                         Chairman and Director
--------------------------------------      (Principal Executive Officer)
Parker H. Petit

/s/ Stephen M. Mengert                      Vice President, Treasurer and
--------------------------------------      Director (Principal Financial
Stephen M. Mengert                          Officer and Principal Accounting
                                            Officer)